EXHIBIT 21
SUBSIDIARY OF CSB BANCORP, INC.
The Commercial and Savings Bank, Millersburg, Ohio , an Ohio-chartered commercial bank (100% owned).
CSB Investment Services, LLC, an Ohio limited liability company (100% owned)

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